Exhibit 11.1

                    The Source Information Management Company

                   Calculation for Weighted Average Number of
                            Common Shares Outstanding
                                                                                                                 Weighted
                                                                                                   Weighted      Average
                                                               Common      Common        Days       Average       Number
                                                                Share      Shares        Out-        Number      of Shares
Date                 Description                               Activity   Outstanding   standing    of Shares    Outstanding
----------------------------------------------------------------------------------------------------------------------------

February 1, 1997       Balance                                              5,819,403      27        575,545

February 28, 1997      Stock dividend on preferred stock         6,381      5,825,784      75      1,600,490
May 15, 1997           Assumed conversion of stock options      48,166      5,873,950      41        882,168
June 25, 1997          Assumed conversion of stock options      53,941      5,927,891       7        151,997
July 1, 1997           Assumed conversion of warrants           55,332      5,983,223      28        613,664
July 29, 1997          Stock issued in payment of services       1,811      5,985,034       2         43,846
July 31, 1997          Exchange of preferred stock for
                       common stock and assumed
                       conversion of warrants                  186,826      6,171,860      35        791,264
September 3, 1997      Assumed conversion of warrants           22,155      6,194,015      32        726,038
October 6, 1997        Purchase and retirement of
                       fractional shares                           (77)     6,193,938       1         22,688
October 7, 1997        Issuance of 2,000,000 shares          2,000,000      8,193,938      25        750,361

October 31, 1997       Balance                                              8,193,938                             6,158,063
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